UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934



June 11, 2002
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Date of Report (date of earliest event reported)



BOSTON PACIFIC MEDICAL, INC.
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Exact name of registrant as specified in its charter



	Massachusetts         1-1115                04-3053538
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	State of Incorporation	Commission Number		IRS Number

5882 South 900 East, Suite 202, Salt Lake City, Utah 84121
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    Address of Principle Executive Office, Including Zip Code


(801) 785-2328
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Registrant's Telephone Number, Including Area Code










ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

On June 11, 2002, Brant Dees purchased 180,000 8% convertible preferred shares of the registrant from Robyn Baras. The preferred shares carried a mandatory conversion into common at a rate of 60.5 common shares for each preferred share. On June 28, 2002 Mr. Dees converted 138,451 of the preferred shares purchased into 8,376,261 common shares and canceled 41,549 preferred shares which represented the balance of the shares purchased. The 8,376,261 shares owned by Mr. Dees represents approximately 56% control of the registrant.

Effective June 28, 2002 the Registrant has adopted new Rights of Preferred Stock and has appointed Atlas Stock Transfer Company as the transfer agent for the Registrant.

ITEM 5.	OTHER EVENTS

The Registrant has relocated its principal offices to 5882 South 900 East, Suite 202, Salt Lake City, Utah 84121

ITEM 6.	RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

Effective June 11, 2002 Lawrence Baras submitted his resignation as an officer and director of the Registrant. Said resignation was accepted by the Board of Directors of the Registrant. Mr. Dees was elected as Director and President of the registrant and will hold office until the next annual stockholder's meeting and until his successor is elected.


EXHIBITS:

	Certificate of Designation of Rights of Preferred Stock



		SIGNATURES

		Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

		By: /s/ Brant Dees
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		Brant Dees
		President
		Date:  July 15, 2002